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Exhibit 10.1

LEASE AGREEMENT

        THIS LEASE AGREEMENT (this "Lease") is entered into as of April 30, 1999, by and between Ganpat I. Patel and Manju G. Patel, Trustees of the Patel Family Trust dated July 17, 1987, as to an undivided two-thirds (2/3) interest, and Kenneth O. King and Arlene King, husband and wife as joint tenants, as to an undivided one-third (1/3) interest, as tenants in common (collectively, "Landlord"), and Cherokee International, LLC, a California limited liability company ("Tenant").

RECITALS

        A.    Landlord is the owner of that certain real property (the "Real Property") commonly known as 2841 Dow Avenue, Tustin, California, legally described on Exhibit A attached hereto and consisting of approximately four and thirty-four one hundredths (4.34) acres. The term "Premises" shall mean and include the Real Property and all improvements thereto, including, but not limited to, the building located on the Real Property consisting of approximately eighty-four thousand forty-seven (84,047) square feet.

        B.    Upon Landlord's acquisition of its fee interest in the Premises, Landlord succeeded to the interest of (i) both the landlord and the tenant under that certain Standard Industrial Lease—Net dated February 20, 1987 ("Master Lease"), by and between Bell Savings and Loan Association, a federal savings and loan association, as landlord, and Landlord, as tenant, and (ii) the sublandlord under that certain Sublease dated as of February 20, 1987 (the "Sublease"), by and between Patel/King Investment, a California general partnership, as landlord, and Cherokee International, Inc., a California corporation ("CII"), as tenant.

        C.    Tenant, as successor by assignment to CII, is currently in possession of the Premises pursuant to the Sublease.

        D.    Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Premises on the terms and conditions set forth below. Landlord and Tenant also desire to terminate the Master Lease and the Sublease.

ARTICLE 1

PREMISES

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the "Term" (as defined in Article 2) and upon the terms, covenants and conditions set forth in this Lease.

ARTICLE 2

TERM AND EXTENSION OPTION

        2.1    INITIAL TERM.    This Lease shall be effective from and after, and the initial term of this Lease ("Initial Term") shall commence on, May 1, 1999 (the "Commencement Date"). The Initial Term, as extended by the Option Term (as defined in Section 4.3 below), if exercised, is referred to herein as the "Term". The Initial Term shall expire and this Lease shall automatically terminate, unless sooner terminated in accordance with the provisions of this Lease or extended pursuant to this Article II, on April 30, 2009.

        2.2    TERMINATION OF PRIOR LEASES.

          (a)   Effective as of the Commencement Date, the Master Lease and the Sublease shall terminate automatically without further notice or other action.

          (b)   Landlord and Tenant, on behalf of themselves and their successors and assigns, irrevocably and unconditionally release and discharge each other and each other's shareholders, officers, directors, partners, members, managers, trustees, beneficiaries, employees, agents, representatives, parents, subsidiaries, divisions, successors and assigns from any and all claims, actions, causes of action, rights, demands, debts, obligations, damages, liabilities, judgments, remedies, benefits, losses, costs and expenses (including, but not limited to, attorney's fees and costs), of any kind whatsoever, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, liquidated or unliquidated, discoverable or undiscoverable, matured or unmatured, or secured or unsecured, and whether or not asserted in a lawsuit or otherwise, which any releasing party has or may have against any of the released parties arising out of or relating to the Premises, the Master Lease, the Sublease or Tenant's possession of the Premises prior to the Commencement Date (the "Released Claims"), except that the release and discharge in this Section shall not affect rights, benefits, obligations or liabilities arising pursuant to this Lease.

          (c)   Except as otherwise expressly provided herein, Landlord and Tenant hereby expressly waive, relinquish and release all rights and benefits afforded under Section 1542 of the California Civil Code, which provides:

    "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

/s/ G.I.P. Landlord's Initials	/s/ K.O.K. Landlord's Initials	/s/ I.S.S. Tenant's Initials
/s/ M.G.P. Landlord's Initials	/s/ A.L.K. Landlord's Initials

          (d)   Landlord and Tenant each represent and warrant to each other that it has not assigned any of the Released Claims or other matters released by it under this Lease.

        2.3    GRANT OF OPTION.    Provided that this Lease shall be in full force and effect, Tenant shall not have been in default beyond all applicable cure periods under any of Tenant's obligations under this Lease more than three (3) times during the Term, and Tenant shall not be in default under any of Tenant's obligations under this Lease either at the time of Tenant's election to exercise the Option (as defined below) or upon the commencement of the Option Term, Tenant shall have one (1) option to extend the Term (the "Option") for an additional term of sixty (60) months (the "Option Term") to commence upon the expiration of the Initial Term. If the Term is extended, all of the terms and provisions of this Lease (except Sections 2.3 and 2.4) shall extend to and be applicable during the Option Term, except as specifically set forth in this Lease to the contrary. The Option is personal to the original Tenant and shall not be assignable or transferable to any person.

        2.4    EXERCISE OF OPTION.    The Option shall be exercised by Tenant giving written notice thereof to Landlord at least nine (9) months but no more than twelve (12) months prior to the expiration of the Initial Term. The exercise of the Option shall be irrevocable.

ARTICLE 3

CONDITION OF PREMISES

        Tenant hereby accepts the Premises in its "as-is" condition, and Landlord makes no representation or warranty of any kind with respect to the Premises. Tenant acknowledges that Tenant is currently and has been in possession of the Premises and that Landlord shall have no responsibility for the condition of the Premises.

ARTICLE 4

RENTAL AND SECURITY DEPOSIT

        4.1    MONTHLY RENTAL.    Tenant shall pay to Landlord Seventy-Nine Thousand Eight Hundred Forty-Four and 65/100 Dollars ($79,844.65) ("Monthly Rental"), in advance, on or before the first (1st) day of each month, without prior demand and without offset or deduction, commencing on the Commencement Date. Should the Commencement Date be a day other than the first (1st) day of a calendar month, then the monthly installment of Monthly Rental for the first partial month shall be equal to one-thirtieth (1/30th) of the monthly installment of Monthly Rental for each day from the Commencement Date to the end of the partial month.

        4.2    ADJUSTMENT TO RENTAL.    Monthly Rental shall be adjusted as of each May 1 during the Term (each of which shall be referred to as an "Adjustment Date") to reflect any increase in the "Index" (as defined below) using as the base month ("Base Month") for the first adjustment, the month ninety (90) days prior to the Commencement Date and for each subsequent adjustment, the month ninety (90) days prior to the previous Adjustment Date, and using as the comparison month ("Comparison Month") the month ninety (90) days prior to each Adjustment Date. The "Index," as used herein, shall be deemed to mean The United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside Average, Subgroup "All Items", (1982-1984 = 100). If at any time there shall not exist the Index in the format recited herein, Landlord shall substitute any official index published by the Bureau of Labor Statistics or successor or similar governmental agency as may then be in existence and shall, in Landlord's opinion, be most nearly equivalent thereto. The Monthly Rental to be increased in accordance with the provisions of the Index shall be increased using the following formula: such Monthly Rental shall be increased by a percentage equal to the percentage increase, if any, in the Index published for the Comparison Month over the Index published for the Base Month; provided, however, in no event shall said Monthly Rental be less than that which was due immediately preceding the date of adjustment, nor shall Monthly Rental be increased by more than three percent (3%) on any Adjustment Date.

        4.3    ADDITIONAL RENTAL.    In addition to Monthly Rental, Tenant shall pay to Landlord, as "Additional Rental", all sums required to be paid by Tenant to Landlord pursuant to this Lease (including, but not limited to, interest, late charges, "Service Charges" (as defined in Section 18.23 of this Lease), "Taxes" (as defined in Section 5.1 of this Lease), utilities, maintenance expenses, insurance premiums, reimbursement for attorneys' fees and expenses and auditing costs). Landlord shall have the same rights and remedies for the nonpayment of Additional Rental as its has with respect to the nonpayment of Monthly Rental. Monthly Rental and Additional Rental are collectively referred to herein as "Rent." It is the intention of Landlord and Tenant that Rent shall be paid to Landlord absolutely net without deduction of any amount of any nature whatsoever.

        4.4    PLACE OF PAYMENT.    Tenant shall pay Rent to Landlord at 28142 San Lucas, Mission Viejo, California 92692, Attention: Ganpat Patel, or to such other address as Landlord may from time to time designate in writing to Tenant.

        4.5    LATE PAYMENTS.    If Tenant fails to pay any Rent within ten (10) days after the same is due, the unpaid amounts shall bear interest at the rate of ten percent (10%) per annum from the date due to and including the date of payment. In addition, Tenant acknowledges that the late payment of any installment of Rent will cause Landlord to incur certain costs and expenses, the exact amount of which are extremely difficult or impractical to fix. These costs and expenses may include, but are not limited to, administrative and collection costs and processing and accounting expenses. Therefore, if any installment of Rent is not received by Landlord from Tenant within five (5) days after receipt of notice from Landlord, Tenant shall immediately pay to Landlord a late charge equal to three percent (3%) of the amount of any installment of Rent paid late. Landlord and Tenant agree that this late charge represents a reasonable estimate of the costs and expenses Landlord will incur and is fair compensation to Landlord for its loss suffered by reason of late payment by Tenant. Upon accrual, all such late charges shall be deemed Additional Rental.

        4.6    SECURITY DEPOSIT.    Tenant shall deposit with Landlord, concurrently with the execution of this Lease, the sum of Forty-Six Thousand Two Hundred Twenty-Five and 85/100 Dollars ($46,225.85) (the "Security Deposit") as security for the faithful performance and observance by Tenant of Tenant's obligations under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds or to pay interest thereon. Should Tenant be in default of Tenant's obligations under this Lease at any time during the Term, Landlord may, at its option and without prejudice to any other right or remedy which Landlord may have at law or in equity, apply the Security Deposit or any portion thereof toward payment of Rent or to any loss or damage sustained by Landlord due to Tenant's default. Within five (5) days after written demand by Landlord, Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the original sum deposited, and Tenant's failure to do so shall constitute a material default under this Lease. If Tenant performs all of its obligations under this Lease, the Security Deposit or any balance thereof then remaining shall be returned to Tenant within thirty (30) days after the expiration of the Term. Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Premises and Landlord shall then be discharged from any further liability with respect to the Security Deposit.

ARTICLE 5

TAXES

        5.1    REAL PROPERTY TAXES.

          (a)   As used in this Lease, the term "Taxes" shall include any form of tax, assessment (general, special or otherwise), license fee, license tax, use tax, tax or excise on rental, or any other levy, charge, expense or imposition imposed by any federal, state, county or city authority having jurisdiction, or any political subdivision thereof, or any school, agricultural, lighting, drainage or other improvement or special assessment district (individually and collectively, "Governmental Agencies") on any interest of Landlord or Tenant (including any legal or equitable interest of Landlord or its mortgagee, if any) in the Premises or the underlying realty, including any increases in the foregoing due to a change of ownership, new construction or any other reason. The term "Taxes" shall not include Landlord's general income, inheritance, estate or gift taxes.

          (b)   From and after the Commencement Date, Tenant shall pay, prior to delinquency, all of the Taxes applicable to the Premises directly to the appropriate taxing authority. Taxes for any partial year shall be prorated. If Tenant fails to pay the Taxes, Landlord may, at its option, pay such unpaid Taxes, along with penalties and interest, if any, and Tenant shall, within ten (10) written days after demand therefor from Landlord, reimburse all Taxes, penalties and interest paid by Landlord, and such amounts shall constitute Additional Rental.

        5.2    OTHER PROPERTY TAXES.    Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, trade fixtures and other personal property in, on or upon the Premises. No taxes, assessments, fees or charges referred to in this Section 5.2 shall be considered Taxes under the provisions of Section 5.1.

ARTICLE 6

UTILITIES

        Tenant agrees to pay directly to the appropriate utility company all charges for utility services supplied to Tenant or to the Premises. Landlord shall not be liable for any failure or interruption of any utility or service. No failure or interruption of any utility or service shall entitle Tenant to terminate this Lease or discontinue making payments of Rent. If Tenant fails to pay when due any charges referred to in this Article 6, Landlord may pay the charge and Tenant shall reimburse Landlord, as Additional Rental, for any amount so paid by Landlord within ten (10) days after demand therefor.

ARTICLE 7

TENANT'S CONDUCT OF BUSINESS

        7.1    PERMITTED USE.    Tenant shall use the Premises solely for manufacturing and research and development of power supplies and/or any other electronic equipment, and for no other use or purpose. Tenant shall not change the use of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

        7.2    COMPLIANCE WITH LAWS.    Tenant shall, at its sole cost and expense, comply with all current and future federal, state and local health, safety, anti-discrimination, environmental, building, zoning, police and other laws, statutes, ordinances, rules and regulations applicable to Tenant, the Premises, or Tenant's use of the Premises (collectively, "Applicable Laws"). Without limiting the generality of the foregoing, Tenant shall, at its sole cost and expense, make all alterations, additions, improvements, repairs and replacements to the Premises required by any current or future Applicable Law. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord and its members, managers, officers, employees, representatives, contractors and agents (collectively, "Landlord" for purposes of this Section 7.2) from and against, and shall pay for, all losses, costs, expenses, claims, damages, causes of action and liabilities of any kind (including but not limited to, court costs and attorneys' fees) arising from or relating to any liabilities, lawsuits, administrative actions or any other matter which may now or in the future involve Landlord by reason of, resulting from, in connection with, or arising in any manner whatsoever out of Tenant's breach of its obligations under this Section 7.2.

        7.3    HAZARDOUS MATERIALS RESTRICTIONS.    Without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, Tenant shall not, and shall not allow any individual or entity granted or allowed access to or use of the Premises (as tenant, occupant, user, contractor or otherwise) by Tenant, or any employee or other agent or representative of any of the foregoing to, (i) use, generate, manufacture, treat, store, dispose, dump, handle or bring any Hazardous Materials on, under, in or over the Premises, (ii) conduct or permit any activity that may cause or threatens to cause a release of any Hazardous Material in, on, to, under, from or above the Premises, (iii) conduct or permit any activity that may result, or could result, in the imposition of a lien on the Premises or a restriction upon the operation or use of the Premises, (iv) place any underground storage tank or treatment facility in, on or under the Premises, or (v) place, incorporate, dispose of or install any asbestos or asbestos-containing materials, or any polychlorinated biphenyls in, on or under the Premises. Notwithstanding the foregoing, Landlord agrees that Tenant's operation of its business as presently conducted shall not violate this Section 7.3, and Landlord's permission shall not be required with respect to any particular Hazardous Materials to the extent such Hazardous Materials are presently used by Tenant in the operation of its business and in accordance with Applicable Laws.

        7.4    PERMITTED USE OF HAZARDOUS MATERIALS.    If Landlord grants its permission for Tenant to use, generate, manufacture, treat, store, dispose, dump, handle or bring any Hazardous Materials on, under, in or over the Premises (collectively "Tenant's Use"), then Tenant shall notify

Landlord in writing at least ten (10) days prior to their first appearance on the Premises. Such notification shall include identification (type and common name) and quantities of all Hazardous Materials, or any combination thereof, which are to be introduced on the Premises. Tenant shall, at its sole cost and expense, comply with all Applicable Laws and Landlord's rules and regulations concerning such Hazardous Materials. Landlord may, at any time or from time to time, at Landlord's reasonable discretion, and at Tenant's sole cost and expense, require Tenant to conduct monitoring or evaluation activities with respect to Hazardous Materials on the Premises, which monitoring and evaluation shall be performed by environmental specialists approved in writing in advance by Landlord. Such monitoring and/or evaluation activity may include, but is not limited to, soil testing, air testing, production waste stream analysis, and groundwater testing.

        7.5    ENVIRONMENTAL REPORTS.    Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, any environmental reports or notices relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant, including but not limited to reports filed pursuant to any self-reporting requirements, reports filed pursuant to any Applicable Law or this Lease, all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all correspondence and other documents associated with actual or threatened investigation or enforcement action by any governmental entity or third party. In addition, Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, environmental items relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant. In the event of a release of any Hazardous Material on the Premises or to the environment from the Premises, Tenant shall promptly notify Landlord and provide Landlord with copies of all reports and correspondence with or from all governmental agencies, authorities or any other persons relating to such release.

        7.6    DEFINITION OF HAZARDOUS MATERIALS.    The term "Hazardous Materials", as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any government authority.

        7.7    PARKING.    Tenant shall be entitled to use all of the parking spaces available for the Premises, subject to reasonable restrictions imposed by Landlord from time to time.

        7.8    RULES AND REGULATIONS.    Landlord may promulgate and enforce reasonable rules and regulations regarding Tenant's use of the Premises, provided that no such rules or regulations may supersede or contradict the express terms of this Lease.

ARTICLE 8

MAINTENANCE, REPAIRS AND ALTERATIONS

        8.1    LANDLORD'S RIGHT OF ENTRY.    Landlord, its agents, contractors, servants and employees may enter the Premises following twenty-four (24) hours' written notice to Tenant and Landlord's good faith efforts to coordinate such entry with Tenant's on-site management so as to minimize interference with Tenant's business operations (except in a case of emergency in which event Landlord may enter at any time without notice to Tenant): (a) to examine the Premises; (b) to perform any obligation or exercise any right or remedy of Landlord under this Lease; (c) to make repairs, alterations, improvements or additions to the Premises as Landlord reasonably deems necessary or desirable; (d) to perform work necessary to comply with Applicable Laws; and (e) to perform work that Landlord deems necessary to prevent waste or deterioration in connection with the Premises should Tenant fail to commence such repairs or, after commencing same, fail to diligently pursue such repairs to completion within three (3) days after written demand by Landlord. If Landlord makes any repairs that Tenant is obligated to make pursuant to the terms of this Lease, Tenant shall pay to Landlord the cost of such repairs with interest at the maximum lawful rate from the date of such expenditure by Landlord, as Additional Rental, within ten (10) days after receipt of written demand from Landlord therefor.

        8.2    TENANT'S MAINTENANCE OBLIGATIONS.    Tenant, at its sole cost and expense, shall keep all structural and nonstructural elements of the Premises (including, but not limited to, the roof, roof membrane, ceiling, foundation, floor, interior and exterior walls, asphalt, landscaping, utility facilities and systems, windows and doors), regardless of whether the useful life of such elements exceeds the Term, in a good and safe order, condition and repair, and shall make replacements necessary to keep the Premises in such condition. All replacements shall be of a quality equal to or exceeding that of the original. In addition, Tenant shall contract with a service company approved by Landlord for the regular (but not less frequently than quarterly) maintenance, repair and/or replacement (when necessary) of the heating, ventilating and air conditioning equipment serving the Premises and shall provide Landlord with a copy of any service contract within ten (10) days following its execution. If Tenant fails to perform any of its obligations under this Section, then Landlord may, but shall not be obligated to, perform such obligations and to collect a reserve or bill Tenant for the cost of same, as Additional Rental. The sum so billed to Tenant shall become due to Landlord within ten (10) days after Landlord's written demand therefor.

        8.3    ALTERATIONS.    Without the prior written approval of Landlord, Tenant shall not make or cause to be made to the Premises any additions, renovations, alterations, improvements, reconstructions or changes (collectively, "Alterations") (i) costing in excess of Fifty Thousand Dollars ($50,000), in the aggregate for any calendar year (ii) affecting the structural components, exterior, mechanical systems, fire sprinkler systems, exterior walls, floors, ceilings or roof of the Premises, or (iii) requiring or resulting in any penetration of the roof, walls or floor of the Premises. Tenant shall submit to Landlord reasonably detailed plans and specifications for all proposed Alterations when requesting Landlord's approval of the proposed Alteration. Landlord shall not unreasonably withhold, condition or delay its approval of such plans and specifications. All Alterations installed in compliance with this Section shall remain upon the Premises and shall become Landlord's property upon their installation unless otherwise agreed in writing by the parties. All Alterations shall be done in a good and workmanlike manner, in conformity with all Applicable Laws. All trade fixtures, signs and other personal property installed in or attached to the Premises by Tenant must be new or like new when so installed or attached. Landlord may require Tenant to provide demolition and/or lien and completion bonds in a form and amount reasonably satisfactory to Landlord. Tenant shall give Landlord at least twenty (20) days' written notice prior to the commencement of any Alterations to the Premises. Landlord shall have the right to post notices of non-responsibility and any other notices required or permitted by Applicable Law to avoid liability for any work performed by or on behalf of Tenant. If Tenant makes or causes to be made any Alteration in violation of this Section, then Landlord shall have the right to require Tenant to remove such Alteration and restore the Premises to the condition existing prior to the making of such Alteration.

        8.4    LIENS.    Tenant shall pay all costs for work performed by or on account of it and shall keep the Premises free and clear of mechanics' liens or any other liens arising out of any work performed by or on behalf of Tenant. Tenant shall give Landlord immediate notice of any lien recorded against the Premises as a result of any work of improvement performed by or on behalf of Tenant. Tenant shall, within thirty (30) days after recordation of any lien cause such lien to be discharged or removed of record by either paying the amount thereof or recording a statutory lien release bond in an amount equal to one hundred fifty percent (150%) of the amount of said lien. If Tenant fails to do so, Landlord shall have the right, but not the obligation, in addition to all other rights and remedies available to Landlord under this Lease, at law and in equity, to either pay and discharge such lien, without regard to the validity thereof, or procure and cause to be recorded a statutory lien release bond, and to collect from Tenant as Additional Rental (i) all costs incurred by Landlord in paying and discharging such lien, or in procuring such bond, and (ii) all expenses incurred by Landlord in connection with such lien including, but not limited to, reasonable attorneys' fees and court costs, recording fees and administrative costs and expenses.

        8.5    REMOVAL OF ALTERATIONS, TRADE FIXTURES AND PERSONAL PROPERTY.    Upon the expiration or earlier termination of the Term, Tenant shall, at its sole cost and expense, remove from the Premises all of Tenant's trade fixtures, furniture, equipment, signs, improvements, additions and Alterations to the extent such items are not permanently affixed to the Premises, except for any such items with respect to which Landlord agreed otherwise at the time of installation by Tenant, and immediately repair any damage occasioned to the Premises by reason of such removal so as to leave the Premises in a neat and clean condition.

ARTICLE 9

EMINENT DOMAIN

        9.1    TAKING.    The term "Taking", as used in this Article 9, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

        9.2    TOTAL TAKING.    In the event of a Taking of the entire Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority, and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after the date of such termination, but Rent for the last month of Tenant's occupancy shall be prorated, and Landlord shall refund to Tenant any Rent paid in advance.

        9.3    PARTIAL TAKING.    If there is a Taking of (a) more than seventy percent (70%) of the area of the Premises or, (b) a portion of the Premises and, regardless of the amount taken, the remainder of the Premises is not a single undivided parcel of property (each a "Partial Taking"), or (c) any portion of the building on the Premises is taken, then either Landlord or Tenant may terminate this Lease as of the date Tenant is required to vacate a portion of the Premises, upon giving notice in writing of such election to the other party within thirty (30) days after receipt by Tenant from Landlord of written notice that a portion of the Premises shall be or has been so appropriated or Taken.

        9.4    AWARD.    The entire award or compensation in any such condemnation proceeding, whether for a total or partial Taking, or for diminution in the value of the leasehold or for the fee, shall belong to and be the property of Landlord. Without derogating the rights of Landlord under the preceding sentence, Tenant shall be entitled to recover from the condemning authority such compensation as may be separately awarded by the condemning authority to Tenant or recoverable from the condemning authority by Tenant in its own right for the taking of trade fixtures, inventory, equipment, and other personal property owned by Tenant, Tenant's goodwill and for the expense of removing and relocating its personal property and business.

        9.5    CONTINUATION OF LEASE.    In the event of a Partial Taking, if neither Landlord nor Tenant elect to terminate this Lease as provided above, thereafter, Monthly Rental shall be reduced on an equitable basis, taking into account the relative value of the portion Taken as compared to the portion remaining, and Landlord shall be entitled to receive the total award or compensation in such proceedings.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

        10.1    LANDLORD'S CONSENT REQUIRED.    Tenant shall not assign, sublet, license, mortgage, hypothecate or otherwise transfer, whether by operation of law, merger or otherwise, all or any part of this Lease or Tenant's interest in the Premises (collectively, "Assignment" or "Assign") without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant may, with thirty (30) days' prior notice to Landlord, encumber or finance its movable fixtures and equipment installed in the Premises, and no such encumbrance or financing shall be deemed an Assignment, provided such encumbrance or financing creates a security interest in such movable fixtures and equipment only, and confers no interest in the Premises. Any purported Assignment without Landlord's prior written consent shall be void and of no force or effect and shall not confer any estate or benefit on anyone. Further, any such purported Assignment shall constitute an event of default by Tenant. A consent by Landlord to any single Assignment shall not be deemed to be a consent to any other Assignment.

        10.2    PROCEDURES.    Should Tenant desire to enter into an Assignment requiring Landlord's consent, Tenant shall request, in writing, Landlord's consent to the proposed Assignment at least five (5) days before the intended effective date of the proposed Assignment, which request shall include the following: (a) business terms of the proposed Assignment including its effective date, terms and conditions, (b) a description of the identity, net worth and previous business experience of the proposed assignee or sublessee ("Assignee" for purposes of this Article 10), and (c) any further information relevant to the proposed Assignment that Landlord may reasonably request. Within five (5) days after receipt of Tenant's request for consent to the proposed Assignment together with all of the above-required information, Landlord shall respond and shall have the right either to: (i) consent to the proposed Assignment, or (ii) refuse to consent to the proposed Assignment.

        10.3    NO RELEASE.    No Assignment, whether with or without Landlord's consent, shall relieve Tenant from its covenants and obligations under this Lease.

        10.4    FORM.    Any Assignment shall be evidenced by an instrument in form and content reasonably satisfactory to Landlord and executed by Tenant and the Assignee.

ARTICLE 11

INSURANCE AND INDEMNITY

        11.1    TENANT'S INSURANCE.    Tenant, at its sole cost and expense, shall procure, pay for and keep in full force and effect throughout the Term the following types of insurance, in at least the amounts and in the forms specified below:

          (a)   Comprehensive or commercial general liability insurance with combined single limit for bodily injury, personal injury, death and property damage liability coverage in the amount of the greater of (i) Two Million Dollars ($2,000,000) per occurrence, or (ii) the current limit carried by Tenant. Such policy shall insure against any and all liability of the insureds with respect to the Premises or arising out of the maintenance, use or occupancy of the Premises or related to the exercise of any rights of Tenant pursuant to this Lease, and shall be subject to increases in amount as Landlord may reasonably require from time to time. All such liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property set forth in this Lease. Further, all such liability insurance shall include, but not be limited to, personal injury, blanket contractual, cross-liability and severability of interest clauses, products/completed operations, broad form property damage, independent contractors, owned, nonowned and hired vehicles and, if alcoholic beverages are served, sold, consumed or obtained in the Premises, liquor law liability.

          (b)   Worker's compensation coverage as required by law, including employer's liability coverage, with a limit of not less than Five Hundred Thousand Dollars ($500,000) and waiver by Tenant's insurer of any right of subrogation against Landlord by reason of any payment pursuant to such coverage.

          (c)   Business interruption or loss of income insurance in amounts sufficient to insure Tenant's business operations for a period of not less than one (1) year.

          (d)   Plate glass insurance covering all plate glass on the Premises at full replacement value. Tenant shall have the option either to insure this risk or to self-insure.

          (e)   Insurance covering all of Tenant's leasehold improvements, Alterations permitted under Article 8, trade fixtures, merchandise and personal property from time to time in, on or about the Premises in an amount not less than their full replacement value from time to time, including replacement cost endorsement, providing protection against any peril included within the classification Fire and Extended Coverage, sprinkler damage, vandalism, malicious mischief and such other additional perils as covered in an "all risks" standard insurance policy. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 12.

          (f)    Any insurance policies designated necessary by Landlord with regard to Tenant's or Tenant's contractors' construction of any Alterations including, but not limited to, contingent liability and "all risks" builders' risk insurance, in amounts acceptable to Landlord.

          (g)   A policy of insurance insuring against all risks of direct physical loss or damage (excepting loss or damage caused by flood or earthquake) to any or all buildings and other improvements located on the property where the Premises are located in an amount equal to or greater than the full replacement cost of all such buildings and improvements, the exact amount and type of such insurance to be approved, in writing, by Landlord in its reasonable discretion. Any such insurance may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Tenant.

        11.2    POLICY FORM.    All policies of insurance required of Tenant herein shall be issued by insurance companies with general policy holder's rating of not less than A- and a financial rating of not less than Class X, as rated in the most current available "Best's Key Rating Guide", and which are qualified to do business in the State of California. All such policies, except for the Worker's Compensation coverage, shall name, and shall be for the mutual and joint benefit and protection of, Landlord, Tenant and Landlord's agents and mortgagee(s) or beneficiary(ies) as additional insureds. The policies described in subparagraphs (c), (e) and (g) of Section 11.1 above shall also name Landlord and Landlord's mortgagee(s) or beneficiary(ies), to the extent identified to Tenant in writing, as loss payees. Executed copies of the policies of insurance or certificates thereof shall be delivered to Landlord concurrently with Tenant's execution of this Lease. Thereafter, executed copies of renewal policies or certificates thereof shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each policy. All policies of insurance delivered to Landlord must contain a provision that the company writing the policy will give to Landlord thirty (30) days' prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All policies required of Tenant herein shall be endorsed to read that such policies are primary policies and any insurance carried by Landlord or Landlord's property manager shall be noncontributing with such policies. No policy required to be maintained by Tenant shall have a deductible greater than Ten Thousand Dollars ($10,000) unless approved in writing by Landlord.

        11.3    BLANKET POLICIES.    Notwithstanding anything to the contrary contained in this Article 11, Tenant's obligation to carry insurance may be satisfied by coverage under a so-called blanket policy or policies of insurance; provided, however, that the coverage afforded Landlord will not be reduced or diminished and the requirements set forth in this Lease are otherwise satisfied by such blanket policy or policies.

        11.4    TENANT'S INDEMNITY.    "Landlord" for the purposes of this Section 11.4 shall mean and include Landlord and Landlord's successors, assigns, members, managers, officers, employees, representatives, contractors and agents. To the fullest extent permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person occurring at any time, whether before or after the Commencement Date, from any cause whatsoever related to the use, occupancy or enjoyment of the Premises by Tenant or any invitee, licensee or other person on the Premises, or any other person holding under Tenant. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any real or alleged damage or injury and from all claims, actions, causes of action, demands, rights, damages, costs (including attorney's fees and court costs), liabilities, debts, obligations, judgments, remedies, benefits, losses and expenses of any kind whatsoever (collectively, "Claims") which may now or in the future be incurred or suffered by Landlord by reason of, arising out of or connected with (i) Tenant's use, occupancy or enjoyment of the Premises and its facilities, (ii) any repairs, Alterations or improvements that Tenant may make or cause to be made upon the Premises, (iii) any breach of this Lease by Tenant, (iv) any condition relating to the environment or any other matter within the jurisdiction of, or regulated by, any Applicable Law that arose or arises while Tenant was or is in possession of the Premises, (v) the release of Hazardous Materials in, on, to, from, under or above the Premises that occurred or occurs while Tenant was or is in possession of the Premises; or (vi) any violation or alleged violation of any Applicable Law based, in whole or in part, on the acts or omissions of Tenant, whenever occurring, or the operation or use of the Premises by Tenant; provided, however (and though Tenant shall in all cases accept any tender of defense of any action or proceeding in which Landlord is named or made a party and shall, notwithstanding any allegations of wrong-doing or misconduct on the part of Landlord, defend Landlord as provided herein), Tenant shall not be liable for such damage or injury to the extent and in the proportion that the same is ultimately determined to be attributable to the negligence or intentional misconduct of Landlord. This obligation to indemnify shall include all of Landlord's reasonable attorneys' fees, litigation costs, investigation costs and court costs and all other costs, expenses and liabilities incurred by Landlord or its counsel from the first notice that any claim or demand is to be made or may be made, and shall also include indemnification for consequential damages, including but not limited to loss of profit, loss of investment, loss of product and business interruption. Tenant's obligations under this Section 11.4 shall survive the termination of this Lease. The agreement to indemnify, defend and hold harmless set forth in this Section 11.4 is in addition to, and in no way shall be construed to limit or replace, any other rights or remedies which Landlord may have against Tenant at law or in equity.

        11.5    LANDLORD'S INDEMNITY.    Landlord shall defend (with counsel reasonably acceptable to Tenant), indemnify and hold harmless Tenant and its affiliates, predecessors, successors and assigns, and their respective officers, directors, shareholders, subsidiaries, employees, agents and representatives, from and against any and all Claims arising, whether before or after the expiration or earlier termination of this Lease, out of or in connection with any negligence or intentional misconduct of Landlord or Landlord's employees, agents, representatives, or contractors.

        11.6    WAIVER OF SUBROGATION.    Except to the extent that insurance required to be maintained by Tenant pursuant to this Article 11 covers loss to Landlord, Landlord and Tenant each waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, or the Premises or its contents, arising from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease. The insurance policies obtained by Landlord and Tenant pursuant to this Lease shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against the noninsuring party. The foregoing release and the foregoing requirement for waivers of subrogation shall be operative only so long as the same shall neither preclude the obtaining of such insurance nor diminish, reduce or impair the liability of any insurer. If Landlord has contracted with a third party for the management of the Premises, the waiver of subrogation by Tenant herein shall also run in favor of such third party. This Section 11.6 shall in no way affect or impair Tenant's release, indemnity and other obligations under this Lease.

        11.7    FAILURE BY TENANT TO MAINTAIN INSURANCE.    If Tenant refuses or neglects to secure and maintain insurance policies complying with the provisions of this Article 11, Landlord may secure the appropriate insurance policies and Tenant shall pay, within ten (10) days after demand by Landlord therefor, the cost of same to Landlord as Additional Rental.

        11.8    SUFFICIENCY OF COVERAGE.    Neither Landlord nor any of Landlord's agents make any representation that the types of insurance and limits specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its sole cost and expense, such additional insurance as Tenant deems adequate. Nothing contained herein shall limit Tenant's liability under this Lease.

ARTICLE 12

DAMAGE

        12.1    CASUALTY.    Within ninety (90) days after the date of damage to the Premises by fire or other casualty, subject to reasonable delays, not caused by Tenant, in obtaining applicable permits, Tenant shall commence the repair, reconstruction and restoration of the Premises and shall diligently prosecute the same to completion. In addition, Tenant, at its sole cost and expense, shall repair and restore all of Tenant's leasehold improvements, and shall replace its stock in trade, trade fixtures, furniture, furnishings and equipment.

        12.2    ABATEMENT.    Rent payable hereunder shall not be abated during any period of repair, reconstruction and restoration. Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or the building of which the Premises are a part, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

        12.3    WAIVER OF TERMINATION.    Tenant waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises.

ARTICLE 13

DEFAULTS BY TENANT

        13.1    EVENTS OF DEFAULT.    Should Tenant at any time:

          (a)   be in default with respect to any payment of Rent or any other charge payable by Tenant pursuant to this Lease for a period of five (5) days after written notice from Landlord to Tenant (provided, however, any notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute), or

          (b)   be in default in the prompt and full performance of any other of its promises, covenants or agreements herein contained for more than thirty (30) days after written notice thereof from Landlord to Tenant specifying the particulars of the default (provided, however, any notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute), or

          (c)   vacate or abandon the Premises and stop paying Rent, or

          (d)   make any general assignment for the benefit of creditors, or

          (e)   have filed against Tenant a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law, statute, ordinance, rule or regulation relating to bankruptcy (unless, in the case of a petition filed against Tenant, same is dismissed within sixty (60) days), or

          (f)    institute any proceedings under the Bankruptcy Code or any similar or successor statute, code or act, or should an appointed trustee or receiver take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within sixty (60) days, or

          (g)   have substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease attached or judicially seized where the seizure is not discharged within sixty (60) days, then Landlord may treat the occurrence of any one (1) or more of the foregoing events as a material breach of this Lease and, in addition to any or all other rights and remedies available to Landlord at law or in equity, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to Tenant or any other person, (i) to declare the Term ended and to re-enter and take possession of the Premises and remove all persons therefrom, or (ii) without declaring this Lease terminated and without terminating Tenant's right to possession, to re-enter the Premises and occupy the whole or any part for and on account of Tenant and to collect any unpaid rentals and other charges which have become payable or which may thereafter become payable, or (iii) even though it may have re-entered the Premises us provided in subparagraph (ii) of this Section 13.1, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any Rent or other charges later accruing, by any re-entry of the Premises pursuant to subparagraph (ii) of this section 13.1, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease.

        13.2    TERMINATION OF LEASE.    Should Landlord elect to terminate this Lease pursuant to the provisions of subparagraphs (i) or (iii) of Section 13.1, Landlord may recover from Tenant, as damages, the following: (a) The worth at the time of award of any unpaid rental which had been earned at the time of the termination, plus (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of rental loss Tenant proves could have been reasonably avoided, plus (c) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, plus (d) any other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to, any costs or expenses incurred by Landlord in (i) retaking possession of the Premises, including, but not limited to, reasonable attorneys' fees and court costs therefor, (ii) maintaining or preserving the Premises after any default, (iii) preparing the Premises for reletting to a new tenant, including, but not limited to, repairs or alterations to the Premises, (iv) leasing commissions, or (v) any other costs necessary or appropriate to relet the Premises, plus (e) at Landlord's election, any other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws, statutes, ordinances, rules or regulations of the State of California.

As used in subparagraphs (a) and (b) of Section 13.2, the "worth at the time of award" is computed by allowing interest at the maximum lawful rate. As used in subparagraph (c) of Section 13.2, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Premises at the time of award plus one percent (1%).

        13.3    DEFINITION OF RENTAL.    For purposes of this Article 13 only, the term "rental" shall be deemed to be Monthly Rental, Additional Rental and all other sums required to be paid by Tenant pursuant to the terms of this Lease. All sums, other than Monthly Rental, shall, for the purpose of calculating any amount due under the provisions of subparagraph (c) of Section 13.2, be computed on the basis of the average monthly amount accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute these sums before the sixty (60) month period has occurred, then these sums shall be computed on the basis of the average monthly amount accruing during the shorter period.

        13.4    NONMONETARY DEFAULTS.    Notwithstanding any other provision of this Article 13, if the default complained of, other than a default for the payment of monies, cannot be cured within the period requiring curing, as specified in the written notice relating to the default, then, the default shall be deemed to be cured if Tenant, within the notice period, shall have commenced to cure the default and shall thereafter diligently and continuously prosecute same to completion.

        13.5    ASSIGNMENT OF RENTS AND PROFITS.    In the event of default by Tenant hereunder, Tenant hereby grants to and confers upon Landlord the right, power and authority, at Landlord's sole option and without affecting any of Landlord's other rights or remedies hereunder, to collect all rents and profits received by Tenant as a result of the possession by Tenant of the Premises. Such amounts shall include, but shall not be limited to, amounts due under sublease, license or concession arrangements. Upon any such default, Landlord shall have the right to collect such rents and profits, including those past due and unpaid. The collection of such rents and profits shall not cure, waive or satisfy and default or notice of default hereunder.

ARTICLE 14

DEFAULTS BY LANDLORD

        14.1    LANDLORD'S LIABILITY.    If Landlord fails to perform any of the terms, covenants, or conditions contained in this Lease on its part to be performed within thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to commence to cure the default after written notice and diligently prosecute the same to completion), then to the extent permitted below, Landlord shall be liable to Tenant for all damages sustained by Tenant as a direct result of Landlord's breach and Tenant shall not be entitled to terminate this Lease as a result thereof. It is expressly understood and agreed that any judgment against Landlord resulting from any default or other claim under this Lease shall be satisfied only out of Landlord's interest in the Premises, including, but not limited to, the net rents, issues, profits and other income actually received from the operation of the Premises, and Tenant shall have no claim against Landlord (as Landlord is defined in Section 11.4) or any of Landlord's personal assets for satisfaction of any judgment with respect to this Lease or the Premises.

        14.2    CURE BY ASSIGNEE.    If any part of the Premises is at any time subject to a mortgage or a deed of trust, and this Lease or the rentals due from Tenant hereunder are assigned by Landlord to a mortgagee, trustee or beneficiary ("Mortgagee" for purposes of this Article 14 only) and Tenant is given written notice of the assignment including the post office address of Mortgagee, then Tenant shall also give written notice of any default by Landlord to Mortgagee, specifying the default in reasonable detail and affording Mortgagee a reasonable opportunity to cure such default and on behalf of Landlord.

ARTICLE 15

SUBORDINATION, ATTORNMENT AND TENANT'S CERTIFICATE

        15.1    SUBORDINATION.    If Tenant receives a fully executed non-disturbance agreement in a form reasonably acceptable to Tenant allowing Tenant to remain in possession of the Premises on the terms of this Lease after a foreclosure sale or deed in lieu, provided Tenant is not in default beyond applicable notice and cure periods, then, upon written request of Landlord, Landlord's mortgagee, the beneficiary of a deed of trust of Landlord, or a lessor of Landlord, Tenant will subordinate its rights pursuant to this Lease in writing to the lien of any mortgage, deed of trust or the interest of any lease in which Landlord is the lessee (or, at Landlord's option, cause the lien of said mortgage, deed of trust or the interest of any lease in which Landlord is the lessee to be subordinated to this Lease), and to all advances made or hereafter to be made upon the security thereof.

        15.2    ATTORNMENT.    In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord encumbering the Premises, or should a lease in which Landlord is the lessee be terminated, Tenant shall attorn to the purchaser or lessor under such lease upon any foreclosure, sale or lease termination, and shall recognize the purchaser or lessor as Landlord under this Lease, provided that the purchaser or lessor shall acquire and accept the Premises subject to this Lease.

        15.3    TENANT'S CERTIFICATE.    Tenant agrees, upon not less than ten (10) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing in such form as may be reasonably required by Landlord or Landlord's mortgagee or beneficiary ("Tenant's Certificate"). It is intended that any Tenant's Certificate delivered pursuant hereto may be relied upon by Landlord, any prospective tenant of the Premises, any current or prospective mortgagee or beneficiary, or by any other party who may reasonably rely on such statement. At Landlord's option, the failure to deliver such Tenant's Certificate within such time shall be a default under this Lease by Tenant, and it shall be conclusively presumed, and shall constitute a representation and warranty by Tenant, that (i) this Lease is in full force and effect without modification, and (ii) Landlord is not in breach or default of any of its obligations under the Lease.

        15.4    NON-DISTURBANCE AGREEMENT.    Upon execution of this Lease, Landlord shall deliver to Tenant a non-disturbance agreement, executed by Landlord's existing lender(s), if any, in a form reasonably acceptable to Tenant that will allow Tenant to remain in possession of the Premises on the terms of this Lease after a foreclosure sale or deed in lieu, provided Tenant is not then in default under this Lease beyond applicable notice and cure periods.

        15.5    MORTGAGE CHANGES.    Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the holder of a mortgage or deed of trust or such similar financing instrument encumbering Landlord's fee interest in the Premises so long as such changes do not materially alter the economic terms of this Lease or materially diminish the rights, or materially increase the obligations, of Tenant.

ARTICLE 16

QUIET ENJOYMENT

        Upon Tenant's payment of Monthly Rental and Additional Rental, and its observation and performance of all of the terms, covenants and conditions of this Lease to be observed and performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises from and after delivery thereof to Tenant; subject, however, to (a) the rights of the parties as set forth in this Lease, (b) any mortgage or deed of trust to which this Lease is subordinate, (c) any ground or underlying leases, agreements and encumbrances to which this Lease is subordinate, (d) all matters of record, and (e) disturbances, odors and similar inconveniences which are commonly associated with properties of the type and size of the Premises and/or with tenants located in such properties.

ARTICLE 17

NOTICES

        Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing. Every provision of this Lease which provides that either party shall notify the other of any particular matter shall be governed by this Section. Notices shall be given by personal service, by United States certified or registered mail, postage prepaid, return receipt requested, by telegram, mailgram or same-day or overnight private courier, or by facsimile addressed to the party to be served at the following address:

To Landlord:	c/o Ganpat Patel 28142 San Lucas Mission Veijo, California 92692 Fax No.:
To Tenant:	Cherokee International, LLC 2841 Dow Avenue Tustin, California 92680 Attention: President Fax No.:

or such other address as the party to be served may from time to time designate in a Notice to the other party. Notice personally served shall be effective when delivered to the party upon whom such Notice is served. If served by registered or certified mail, Notice shall be conclusively deemed served on the date shown on the return receipt, but if delivery is refused or the Notice is unclaimed, Notice shall conclusively be deemed given forty eight (48) hours after mailing. If served by telegram, mailgram or private courier, Notice to the addressee shall be conclusively deemed given as confirmed by the telegraphic agency or private courier service making delivery. If served by facsimile, Notice shall be conclusively be deemed served on the date sent, provided that electronic confirmation of successful transmission is obtained.

ARTICLE 18

MISCELLANEOUS

        18.1    WAIVER.    Any waiver by either party of a breach by the other party of a term, covenant or condition of this Lease shall not be construed as a waiver of a subsequent breach of the same term, covenant or condition. The consent or approval by either party to anything requiring such party's consent or approval shall not be deemed a waiver of such party's right to withhold consent or approval of any subsequent similar act. No breach of a term, covenant or condition of this Lease shall be deemed to have been waived by the other party unless the waiver is in writing and is signed by such party.

        18.2    RIGHTS CUMULATIVE.    Except as provided herein to the contrary, and subject to the specific limitations contained in Article 14, the respective rights and remedies of the parties specified in this Lease shall be cumulative and in addition to any rights and remedies not specified in this Lease.

        18.3    ENTIRE AGREEMENT.    It is understood that there are no oral or written agreements or representations between the parties hereto relating to this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, agreements and understandings, if any, between Landlord and Tenant relating to the leasing of the Premises from Landlord to Tenant.

        18.4    AMENDMENTS IN WRITING.    No provision of this Lease may be amended except by an agreement in writing signed by Landlord and Tenant.

        18.5    NO PRINCIPAL/AGENT RELATIONSHIP.    Nothing contained in this Lease shall be construed as creating the relationship of principal and agent or of partnership or joint venture between Landlord and Tenant.

        18.6    GOVERNING LAW.    This Lease shall be governed by and construed in accordance with the laws, statutes, rules and regulations of the state in which the Premises are located, without giving effect to the choice of law provisions thereof.

        18.7    SEVERABILITY.    If any provision of this Lease or the application of such provision to any person, entity or circumstance is found invalid or unenforceable by a court of competent jurisdiction, such provision shall be enforced to the fullest extend permitted by law, such determination shall not affect the other provisions of this Lease, and all other provisions of this Lease shall be deemed valid and enforceable.

        18.8    SUCCESSORS.    All rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties. If there is more than one (1) Tenant hereunder, each shall be bound jointly and severally by the terms, covenants and conditions contained in this Lease.

        18.9    TIME OF THE ESSENCE.    Time is of the essence of all provisions of this Lease of which time is an element.

        18.10    WARRANTY OF AUTHORITY.    If either Tenant or Landlord is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, limited liability company or partnership and that this Lease is binding upon the corporation, limited liability company or partnership.

        18.11    WAIVER OF RIGHTS OF REDEMPTION.    Tenant waives any and all rights of redemption granted under any present and future laws, statutes, ordinances, rules and regulations in the event Landlord obtains the right to possession of the Premises by reason of the violation by Tenant of any of the terms, covenants and conditions of this Lease or otherwise.

        18.12    NO BROKERAGE COMMISSIONS.    Tenant and Landlord each represent and warrant to the other party that no broker or finder can properly claim a right to a commission or finder's fee based upon contacts between the claimant and the warranting party with respect to the other party or the Premises. Tenant and Landlord shall indemnify, defend and hold each other harmless from and against any loss, cost or expense, including, but not limited to, reasonable attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder in connection with the Premises and this Lease resulting from the indemnifying party's actions.

        18.13    NO RECORDING.    Tenant shall not record this Lease or any short form memorandum of this Lease.

        18.14    TRANSFER OF LANDLORD'S INTEREST.    Should Landlord sell, exchange or assign this Lease (other than a conditional assignment as security for a loan), then Landlord, as transferor, shall be relieved of any and all obligations on the part of Landlord accruing under this Lease from and after the date of such transfer provided that Landlord's successor in interest shall assume such obligations from and after such date.

        18.15    INTEREST ON PAST DUE OBLIGATIONS.    Except where another rate of interest or accrual period is specifically provided for in this Lease, any amount due from either party to the other under this Lease which is not paid when due, shall bear interest at the rate per annum ("Interest Rate") equal to the prime interest rate charged by Wells Fargo Bank plus two (2) percentage points (but in no event to exceed the maximum lawful rate) from the date ten (10) days after such amount was originally due to and including the date of payment.

        18.16    RIGHT TO SHOW PREMISES.    During the last one hundred twenty (120) days of the Term or earlier termination of this Lease, Landlord shall have the right to go upon the Premises to show same to prospective tenants or purchasers and to post appropriate signs, during normal business hours and upon no less than twenty-four (24) hours' prior written notice to Tenant.

        18.7    FORCE MAJEURE.    Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes (except financial) beyond the reasonable control of the party obligated to perform, shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Rent to be paid by Tenant pursuant to this Lease; provided the party prevented, delayed or stopped shall have given the other party written notice thereof within thirty (30) days after such event causing the prevention, delay or stoppage.

        18.18    TERMINATION AND HOLDING OVER.    This Lease shall terminate without further notice upon the expiration of the Term. Upon the expiration or earlier termination of the Term, Tenant shall peaceably and quietly surrender the Premises broom-clean and in the same condition as the Premises were in on the Commencement Date, reasonable wear and tear and any damage to the Premises which Tenant is not required to repair pursuant to this Lease excepted. Should Tenant hold over in the Premises beyond the expiration or earlier termination of this Lease, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, either (i) upon written notice to Tenant, treat Tenant as a month-to-month tenant at will, subject to all of the terms, covenants and conditions in this Lease, except that Monthly Rental shall be an amount equal to one and one-half (1 1/2) times the sum of

Monthly Rental which was payable by Tenant for the period immediately preceding the expiration or earlier termination of this Lease, or (ii) proceed with an unlawful detainer action and pursue all other rights and remedies available to Landlord. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against, all Claims which may accrue therefrom including, but not limited to, any claims made by any succeeding tenant or purchaser of the Premises founded on or resulting from Tenant's failure to surrender. Acceptance by Landlord of any Rent after the expiration or earlier termination of this Lease shall not constitute a consent to a holdover hereunder, constitute acceptance of Tenant as a tenant at will, or result in a renewal of this Lease.

        18.19    ATTORNEYS' FEES AND PROCESSING CHARGES.    If it becomes necessary for either Landlord or Tenant to employ an attorney to enforce its rights pursuant to this Lease because of the default of the other party, the defaulting party will reimburse the non-defaulting party for the non-defaulting party's reasonable attorneys' fees, court costs and expert fees. Tenant shall also indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against all Claims Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or any party claiming under Tenant or that relate to the Property, or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended.

        If at the request of Tenant or in connection with any such transaction initiated by Tenant, Landlord shall prepare, review or execute any amendment, modification, consent to Assignment, approval, fixture subordination, waiver or other agreement or instrument relating to this Lease or the Premises, Tenant agrees to pay to Landlord, as Additional Rental, (i) a reasonable processing charge to be determined by Landlord, which charge shall not exceed One Thousand Dollars ($1,000), and (ii) Landlord's reasonable attorneys' fees and expenses incurred in connection with the evaluation and documentation thereof. Landlord may, at its option, require the payment of all or a portion of such changes and/or fees in advance.

        18.20    SERVICE CHARGE.    Tenant acknowledges that Tenant's failure to submit any required document, report, insurance policy or certificate as and when required in this Lease will cause Landlord to incur additional costs of administration, and agrees that in the event Tenant fails to submit any required document, report, insurance policy or certificate as and when required in this Lease, Tenant shall pay to Landlord, as Additional Rental, a "Service Charge" in the amount of Two Hundred Dollars ($200) for each week or portion thereof that said failure continues. Tenant agrees that such Service Charge shall not constitute damages, and that neither Tenant's payment of such Service Charge nor Landlord's acceptance of such payment shall result in a cure of any default under this Lease, or waiver of any default under this Lease by Landlord.

        18.21    WAIVER OF TRIAL BY JURY.    Landlord and Tenant desire and intend that any disputes arising between them with respect to or in connection with this Lease be subject to expeditious resolution in a court trial without a jury. Therefore, Landlord and Tenant each hereby waive the right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding or other hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

"Landlord"	"Tenant"
Cherokee International, LLC, a California limited liability company
/s/ GANPAT I. PATEL Ganpat I. Patel, Trustee of the Patel Family Trust dated July 17, 1987	By:	/s/ IAN SCHAPIRO Ian Schapiro, Vice President
/s/ MANJU G. PATEL Manju G. Patel, Trustee of the Patel Family Trust dated July 17, 1987
/s/ KENNETH O. KING Kenneth O. King
/s/ ARLENE KING Arlene King

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  Exhibit 10.1
LEASE AGREEMENT